Exhibit 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek Senior Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES REPORTS FOURTH QUARTER 2019 RESULTS
North America land weakness offsets international growth and record mat sales;
Fourth quarter 2019 results include $0.19 per share of charges

THE WOODLANDS, TX – February 6, 2020 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) today announced results for its fourth quarter ended December 31, 2019. Total revenues for the fourth quarter of 2019 were $189.5 million compared to $202.8 million for the third quarter of 2019 and $247.7 million for the fourth quarter of 2018. Net loss for the fourth quarter of 2019 was $17.1 million, or ($0.19) per share, compared to net loss of $1.4 million, or ($0.02) per share, for the third quarter of 2019, and net income of $10.6 million, or $0.11 per diluted share, for the fourth quarter of 2018. Fourth quarter 2019 results include the impact of the following:

•
$11.4 million of pre-tax charges for the non-cash impairment of goodwill in the Fluids Systems segment ($11.4 million after-tax), primarily attributable to the decline in drilling activities and the projection of continued softness in the U.S. land market. The impairment is preliminary and remains subject to adjustment based on finalization of the purchase price allocation associated with the fourth quarter 2019 acquisition of Cleansorb Limited;

•
$2.6 million of pre-tax charges for facility closures and related exit costs in the Fluids Systems segment ($2.1 million after-tax), attributable to certain operations in the U.S. land market as well as Brazil;

•	$2.2 million of pre-tax charges for severance and related costs ($1.8 million after-tax), including $1.1 million in the Fluids Systems segment and $1.1 million in the Corporate office; and

•	$1.9 million of pre-tax charges for write-downs of inventory in the Fluids Systems segment ($1.5 million after-tax).
Combined, the impact of the above items resulted in an $18.1 million reduction in operating income and a $16.8 million increase in net loss ($0.19 per diluted share) for the fourth quarter of 2019.
Paul Howes, Newpark’s President and Chief Executive Officer, stated, “Although the North America land market proved to be extremely challenging during the fourth quarter, I’m pleased with our swift response and continued operational execution across both segments, as well as our continued free cash flow generation.
“During the fourth quarter, revenues in the Mats and Integrated Services segment improved by 9% sequentially, driven by strong seasonal demand for product sales,” added Howes. “The strength in product sales was somewhat offset by the soft conditions in the U.S. land E&P market that led to a decline in rental and service revenues, particularly in the gas-focused basins in the Northeast. In contrast, rental activities in the U.S. energy infrastructure and other non-E&P markets have remained relatively stable, contributing to the continued shift in our revenue mix away from E&P. For the fourth quarter 2019, 75% of our total Mats segment revenues were derived from non-E&P markets, including 55% of our rental and service revenues and substantially all product sales. With the impact of the higher revenues, the segment’s operating margin improved to 27% in the fourth quarter of 2019.
“In Fluids, the fourth quarter results reflect a clear distinction between markets, with the challenging North America land environment overshadowing the strong results from our international business, as well as in the deepwater Gulf of Mexico,” added Howes. “International revenues improved 12% sequentially, as revenues in the EMEA region benefitted from higher activity on IOC contracts, along with elevated downhole fluids losses. We also continue to gain traction in the deepwater Gulf of Mexico, where revenues improved 13% sequentially.
“The strong results in these markets reflect a stark contrast, however, to the challenges in the North America land market. Despite the improvement in the Gulf of Mexico and our first U.S. stimulation chemical revenues in the fourth quarter, our North America revenues declined 22% sequentially, including the impact of the declining rig count, budget exhaustion by several of our customers, and extended customer downtime through the holidays.”
Howes added, “In light of the continued expectation of North America land market volatility, we began taking actions not only to right-size our Fluids business, but also to transition to a more variable cost structure, which we believe will better position us to navigate through market volatility going forward. We are in the process of exiting several U.S. facilities, and also winding down operations in the Brazil market. The fourth quarter 2019 Fluids Systems results included $17 million of pre-tax charges, contributing to an $18 million operating loss during the period.
“Despite the challenging North America land market conditions, our fourth quarter results demonstrate our ability to generate consistent free cash flows through all phases of the industry cycle. Net cash provided by operating activities was $19 million and free cash flow was $17 million during the fourth quarter, bringing our full year 2019 net cash from operating activities to $72 million and free cash flow to $41 million,” concluded Howes.
Segment Results
The Mats and Integrated Services segment generated revenues of $54.9 million for the fourth quarter of 2019 compared to $50.2 million for the third quarter of 2019 and $69.9 million for the fourth quarter of 2018. Segment operating income was $14.6 million for the fourth quarter of 2019 compared to $10.0 million for the third quarter of 2019 and $20.7 million for the fourth quarter of 2018.
The Fluids Systems segment generated revenues of $134.6 million for the fourth quarter of 2019 compared to $152.5 million for the third quarter of 2019 and $177.7 million for the fourth quarter of 2018. Segment operating loss was $18.1 million for the fourth quarter of 2019 compared to operating income of $5.9 million for the third quarter of 2019 and $8.2 million for the fourth quarter of 2018. Operating loss for the fourth quarter of 2019 includes an $11.4 million non-cash impairment of goodwill and a total of $5.6 million of charges associated with facility closures and related exit costs, inventory write-downs, and severance costs.

Conference Call
Newpark has scheduled a conference call to discuss fourth quarter 2019 results and its near-term operational outlook, which will be broadcast live over the Internet, on Friday, February 7, 2020 at 10:00 a.m. Eastern Time / 9:00 a.m. Central Time. To participate in the call, dial 412-902-0030 and ask for the Newpark Resources call at least 10 minutes prior to the start time, or access it live over the Internet at www.newpark.com. For those who cannot listen to the live call, a replay will be available through February 21, 2020 and may be accessed by dialing 201-612-7415 and using pass code 13697893#. Also, an archive of the webcast will be available shortly after the call at www.newpark.com for 90 days.
Newpark Resources, Inc. is a worldwide provider of value-added fluids and chemistry solutions in the oilfield, and engineered worksite and access solutions used in various commercial markets. For more information, visit our website at www.newpark.com.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2018, as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry; our customer concentration and reliance on the U.S. exploration and production market; our international operations; our ability to attract, retain and develop qualified leaders, key employees and skilled personnel; the availability of raw materials; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; operating hazards present in the oil and natural gas industry and substantial liability claims, including catastrophic well incidents; our ability to execute our business strategy and make successful business acquisitions and capital investments; our market competition; our contracts that can be terminated or downsized by our customers without penalty; our product offering expansion; our compliance with legal and regulatory matters, including environmental and immigration regulations; our legal compliance; material weaknesses in our internal control over financial reporting; the inherent limitations of insurance coverage; income taxes; the potential impairments of goodwill and long-lived intangible assets; technological developments in our industry; severe weather and seasonality; cybersecurity breaches or business system disruptions; and fluctuations in the market value of our publicly traded securities. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

Newpark Resources, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Twelve Months Ended
(In thousands, except per share data)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenues	$189,471	$202,763	$247,664	$820,119	$946,548
Cost of revenues	162,400	169,429	197,310	684,738	766,975
Selling, general and administrative expenses	27,598	27,017	29,645	113,394	115,127
Other operating loss, net	537	29	186	170	888
Goodwill impairment	11,422	—	—	11,422	—
Operating income (loss)	(12,486)	6,288	20,523	10,395	63,558

Foreign currency exchange (gain) loss	(1,572)	828	822	(816)	1,416
Interest expense, net	3,562	3,628	4,205	14,369	14,864
Income (loss) before income taxes	(14,476)	1,832	15,496	(3,158)	47,278

Provision for income taxes	2,617	3,273	4,927	9,788	14,997
Net income (loss)	$(17,093)	$(1,441)	$10,569	$(12,946)	$32,281

Calculation of EPS:
Net income (loss) - basic and diluted	$(17,093)	$(1,441)	$10,569	$(12,946)	$32,281

Weighted average common shares outstanding - basic	89,543	89,675	90,640	89,782	89,996
Dilutive effect of stock options and restricted stock awards	—	—	1,938	—	2,385
Dilutive effect of 2021 Convertible Notes	—	—	—	—	544
Weighted average common shares outstanding - diluted	89,543	89,675	92,578	89,782	92,925

Net income (loss) per common share - basic:	$(0.19)	$(0.02)	$0.12	$(0.14)	$0.36
Net income (loss) per common share - diluted:	$(0.19)	$(0.02)	$0.11	$(0.14)	$0.35

Newpark Resources, Inc.
Operating Segment Results
(Unaudited)

	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Revenues
Fluids systems	$134,573	$152,547	$177,726	$620,317	$715,813
Mats and integrated services	54,898	50,216	69,938	199,802	230,735
Total revenues	$189,471	$202,763	$247,664	$820,119	$946,548

Operating income (loss)
Fluids systems (1)	$(18,137)	$5,893	$8,245	$3,814	$40,337
Mats and integrated services	14,603	10,049	20,740	47,466	60,604
Corporate office (2)	(8,952)	(9,654)	(8,462)	(40,885)	(37,383)
Total operating income (loss)	$(12,486)	$6,288	$20,523	$10,395	$63,558

Segment operating margin
Fluids systems	(13.5%)	3.9%	4.6%	0.6%	5.6%
Mats and integrated services	26.6%	20.0%	29.7%	23.8%	26.3%

(1)
Fluids Systems operating loss for the three months ended December 31, 2019 includes a total of $17.0 million of charges, consisting of an $11.4 million non-cash impairment of goodwill and a total of $5.6 million of charges associated with facility closures and related exit costs, inventory write-downs, and severance costs. Fluids Systems operating income for the three months ended December 31, 2018 includes a total of $2.5 million of charges associated with severance costs and expenses related to the conversion of a drilling fluids facility into a completion fluids facility. Fluids Systems operating income for the twelve months ended December 31, 2019 includes a total of $18.7 million of charges, consisting of an $11.4 million non-cash impairment of goodwill and a total of $7.3 million of charges associated with facility closures and related exit costs, inventory write-downs, and severance costs, as well as the modification of the Company’s retirement policy. Fluids Systems operating income for the twelve months ended December 31, 2018 includes a total of $5.0 million of charges associated with severance costs, the Kenedy, Texas facility fire, and expenses related to the conversion of a drilling fluids facility into a completion fluids facility.

(2)
Corporate office operating loss for the three months ended December 31, 2019 includes a total of $1.1 million of charges associated with severance costs. Corporate office operating loss for the twelve months ended December 31, 2019 includes a total of $4.5 million of charges associated with the modification of the Company’s retirement policy and severance costs. Corporate office operating loss for the twelve months ended December 31, 2018 includes a charge of $1.8 million associated with the retirement and transition of our former Senior Vice President, General Counsel and Chief Administrative Officer.

Newpark Resources, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except share data)	December 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$48,672	$56,118
Receivables, net	216,714	254,394
Inventories	196,897	196,896
Prepaid expenses and other current assets	16,526	15,904
Total current assets	478,809	523,312

Property, plant and equipment, net	310,409	316,293
Operating lease assets	32,009	—
Goodwill	42,332	43,832
Other intangible assets, net	29,677	25,160
Deferred tax assets	3,600	4,516
Other assets	3,243	2,741
Total assets	$900,079	$915,854

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current debt	$6,335	$2,522
Accounts payable	79,777	90,607
Accrued liabilities	42,750	48,797
Total current liabilities	128,862	141,926

Long-term debt, less current portion	153,538	159,225
Noncurrent operating lease liabilities	26,946	—
Deferred tax liabilities	34,247	37,486
Other noncurrent liabilities	7,841	7,536
Total liabilities	351,434	346,173

Common stock, $0.01 par value (200,000,000 shares authorized and 106,696,719 and 106,362,991 shares issued, respectively)	1,067	1,064
Paid-in capital	620,626	617,276
Accumulated other comprehensive loss	(67,947)	(67,673)
Retained earnings	134,119	148,802
Treasury stock, at cost (16,958,418 and 15,530,952 shares, respectively)	(139,220)	(129,788)
Total stockholders’ equity	548,645	569,681
Total liabilities and stockholders' equity	$900,079	$915,854

Newpark Resources, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Twelve Months Ended December 31,
(In thousands)	2019	2018
Cash flows from operating activities:
Net income (loss)	$(12,946)	$32,281
Adjustments to reconcile net income to net cash provided by operations:
Goodwill impairment	11,422	—
Depreciation and amortization	47,144	45,899
Stock-based compensation expense	11,640	10,361
Provision for deferred income taxes	(4,250)	236
Net provision for doubtful accounts	1,792	2,849
Gain on sale of assets	(10,801)	(1,821)
Gain on insurance recovery	—	(606)
Amortization of original issue discount and debt issuance costs	6,188	5,510
Change in assets and liabilities:
(Increase) decrease in receivables	40,182	(7,388)
(Increase) decrease in inventories	699	(30,352)
(Increase) decrease in other assets	(1,032)	1,055
Increase (decrease) in accounts payable	(8,318)	2,449
Increase (decrease) in accrued liabilities and other	(9,434)	2,930
Net cash provided by operating activities	72,286	63,403

Cash flows from investing activities:
Capital expenditures	(44,806)	(45,141)
Business acquisitions, net of cash acquired	(18,692)	(249)
Proceeds from sale of property, plant and equipment	13,734	2,612
Proceeds from insurance property claim	—	1,000
Refund of proceeds from sale of a business	—	(13,974)
Net cash used in investing activities	(49,764)	(55,752)

Cash flows from financing activities:
Borrowings on lines of credit	327,983	347,613
Payments on lines of credit	(335,613)	(352,582)
Debt issuance costs	(1,214)	(149)
Proceeds from employee stock plans	1,314	3,874
Purchases of treasury stock	(21,737)	(3,870)
Other financing activities	(259)	601
Net cash used in financing activities	(29,526)	(4,513)

Effect of exchange rate changes on cash	(399)	(4,332)

Net decrease in cash, cash equivalents, and restricted cash	(7,403)	(1,194)
Cash, cash equivalents, and restricted cash at beginning of period	64,266	65,460
Cash, cash equivalents, and restricted cash at end of period	$56,863	$64,266

Newpark Resources, Inc.
Non-GAAP Reconciliations
(Unaudited)
To help understand the Company’s financial performance, the Company has supplemented its financial results that it provides in accordance with generally accepted accounting principles (“GAAP”) with non-GAAP financial measures. Such financial measures include earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA Margin, Free Cash Flow, Net Debt, and the Ratio of Net Debt to Capital.
We believe these non-GAAP financial measures are frequently used by investors, securities analysts and other parties in the evaluation of our performance and liquidity with that of other companies in our industry. Management uses these measures to evaluate our operating performance, liquidity and capital structure. In addition, our incentive compensation plan measures performance based on our consolidated EBITDA, along with other factors. The methods we use to produce these non-GAAP financial measures may differ from methods used by other companies. These measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP.
EBITDA and EBITDA Margin
The following tables reconcile the Company’s net income (loss) or segment operating income (loss) calculated in accordance with GAAP to the non-GAAP financial measure of EBITDA:

Consolidated	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net income (loss) (GAAP) (1)	$(17,093)	$(1,441)	$10,569	$(12,946)	$32,281
Interest expense, net	3,562	3,628	4,205	14,369	14,864
Provision for income taxes	2,617	3,273	4,927	9,788	14,997
Depreciation and amortization	12,253	11,821	11,553	47,144	45,899
EBITDA (non-GAAP) (1)	$1,339	$17,281	$31,254	$58,355	$108,041

(1)
Net loss and EBITDA for the three months ended December 31, 2019 include a total of $18.1 million of charges, consisting of an $11.4 million non-cash impairment of goodwill and a total of $6.7 million of charges associated with facility closures and related exit costs, inventory write-downs, and severance costs. Net income and EBITDA for the three months ended December 31, 2018 include a total of $2.5 million of charges associated with severance costs and expenses related to the conversion of a drilling fluids facility into a completion fluids facility. Net loss and EBITDA for the twelve months ended December 31, 2019 include a total of $23.2 million of charges, consisting of an $11.4 million non-cash impairment of goodwill and a total of $11.8 million of charges associated with facility closures and related exit costs, inventory write-downs, and severance costs, as well as the modification of the Company’s retirement policy. Net income and EBITDA for the twelve months ended December 31, 2018 include a total of $6.8 million of charges, consisting of a corporate office charge of $1.8 million associated with the retirement of our former Senior Vice President, General Counsel and Chief Administrative Officer, as well as a total of $5.0 million of charges associated with severance costs, the Kenedy, Texas facility fire, and expenses related to the conversion of a drilling fluids facility into a completion fluids facility.

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)

Fluids Systems	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Operating income (loss) (GAAP) (1)	$(18,137)	$5,893	$8,245	$3,814	$40,337
Depreciation and amortization	5,691	5,234	5,137	21,202	20,922
EBITDA (non-GAAP) (1)	(12,446)	11,127	13,382	25,016	61,259
Revenues	134,573	152,547	177,726	620,317	715,813
Operating Margin (GAAP)	(13.5)%	3.9%	4.6%	0.6%	5.6%
EBITDA Margin (non-GAAP)	(9.2)%	7.3%	7.5%	4.0%	8.6%

(1)
Operating loss for the three months ended December 31, 2019 includes a total of $17.0 million of charges, consisting of an $11.4 million non-cash impairment of goodwill and a total of $5.6 million of charges associated with facility closures and related exit costs, inventory write-downs, and severance costs. Operating income for the three months ended December 31, 2018 includes a total of $2.5 million of charges associated with severance costs and expenses related to the conversion of a drilling fluids facility into a completion fluids facility. Operating income for the twelve months ended December 31, 2019 includes $18.7 million of charges, consisting of an $11.4 million non-cash impairment of goodwill and a total of $7.3 million of charges associated with facility closures and related exit costs, inventory write-downs, and severance costs, as well as the modification of the Company’s retirement policy. Operating income for the twelve months ended December 31, 2018 includes a total of $5.0 million of charges associated with severance costs, the Kenedy, Texas facility fire, and expenses related to the conversion of a drilling fluids facility into a completion fluids facility.

Mats and Integrated Services	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Operating income (GAAP)	$14,603	$10,049	$20,740	$47,466	$60,604
Depreciation and amortization	5,505	5,484	5,533	21,763	21,321
EBITDA (non-GAAP)	20,108	15,533	26,273	69,229	81,925
Revenues	54,898	50,216	69,938	199,802	230,735
Operating Margin (GAAP)	26.6%	20.0%	29.7%	23.8%	26.3%
EBITDA Margin (non-GAAP)	36.6%	30.9%	37.6%	34.6%	35.5%

Newpark Resources, Inc.
Non-GAAP Reconciliations (Continued)
(Unaudited)
Free Cash Flow
The following table reconciles the Company’s net cash provided by (used in) operating activities calculated in accordance with GAAP to the non-GAAP financial measure of the Company's free cash flow:

Consolidated	Three Months Ended			Twelve Months Ended
(In thousands)	December 31, 2019	September 30, 2019	December 31, 2018	December 31, 2019	December 31, 2018
Net cash provided by operating activities (GAAP)	$19,100	$18,946	$43,287	$72,286	$63,403
Capital expenditures	(9,003)	(11,937)	(12,327)	(44,806)	(45,141)
Proceeds from sale of property, plant and equipment	6,618	1,408	1,135	13,734	2,612
Free Cash Flow (non-GAAP)	$16,715	$8,417	$32,095	$41,214	$20,874
Ratio of Net Debt to Capital
The following table reconciles the Company’s ratio of total debt to capital calculated in accordance with GAAP to the non-GAAP financial measure of the Company’s ratio of net debt to capital:

(In thousands)	December 31, 2019	December 31, 2018
Current debt	$6,335	$2,522
Long-term debt, less current portion	153,538	159,225
Total Debt	159,873	161,747
Total stockholders' equity	548,645	569,681
Total Capital	$708,518	$731,428

Ratio of Total Debt to Capital	22.6%	22.1%

Total Debt	$159,873	$161,747
Less: cash and cash equivalents	(48,672)	(56,118)
Net Debt	111,201	105,629
Total stockholders' equity	548,645	569,681
Total Capital, Net of Cash	$659,846	$675,310

Ratio of Net Debt to Capital	16.9%	15.6%
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